Exhibit 10.3

Amended and Restated Line of Credit and Investment Sweep Rider
(Single Option - SOFR)

PNC

THIS LINE OF CREDIT AND INVESTMENT SWEEP RIDER ("**Sweep Rider**") is made as of December 19, 2023 between **INNOVATIVE SOLUTIONS AND SUPPORT, INC. and INNOVATIVE SOLUTIONS AND SUPPORT, LLC** (jointly and severally, individually and collectively, "**Borrower**") and **PNC Bank, National Association** ("**Bank**"). This Sweep Rider amends and restates in its entirety that certain Amended and Restated Line of Credit and Investment Sweep Rider dated as of May 11, 2023 between Bank and Borrower,

This Sweep Rider is incorporated into and made part of that certain promissory note dated December 19, 2023, as amended, restated or renewed from time to time (the "**Note**"), and also into certain other financing documents and security agreements executed by and between Borrower and Bank (the Note together with all such documents are collectively referred to as the "**Loan Documents**"). Pursuant to the Loan Documents, Bank has extended a line of credit (the "**Line of Credit**") to Borrower, under which Borrower may borrow, repay and reborrow funds at any time prior to the Expiration Date (as defined in the Loan Documents). **As long as this Sweep Rider has not been terminated, the following (i) outlines the terms under which Bank will make advances under the Line of Credit and (ii) supersedes any provisions of the Loan Documents to the extent inconsistent herewith.**

NOW, THEREFORE, with the foregoing background deemed incorporated by reference and made a part hereof, the parties hereto, intending to be legally bound, covenant and agree as follows:

1. DEFINITIONS. For purposes of this Sweep Rider the following terms shall have the following meanings:

(i) "**Available Investment Amount**" means the amount by which the Final Available Balance exceeds the Target Balance.

(ii) "**Business Day**" means any day other than (a) a Saturday or Sunday or (b) a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on SOFR (as defined below) or any direct or indirect calculation or determination of SOFR, the term "Business Day" means any such day that is also a U.S. Government Securities Business Day.

(iii) "**Final Available Balance**" means the **collected** balance in the DDA after all items have been posted for the Business Day.

(iv) "**Money Market Mutual Fund**" means the money market mutual fund described on the Schedule; provided that, following Borrower's written request, the money market mutual fund selected may be changed with the consent of Bank and Borrower.

(v) "**PNC Daily Interest Sweep**" means funds held in a deposit account at a PNC Bank, National Association branch which earn interest at a rate determined by Bank from time to time, in its sole discretion. The interest rate earned is based upon the amount on deposit, is not tied to any external rate or index and does not necessarily reflect the highest rate of interest offered by Bank to any particular class or category of customers.

(vi) "**U.S. Government Securities Business Day**" means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed

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income depmtments of its members be closed for the entire day for purposes of trading in United States government securities. Capitalized te1ms used herein and not otherwise defined shall have the meanings given to those terms in the Schedule. 2. TRANSFER INSTRUCTIONS. During the term of this Sweep Rider, the following instructions from Borrower to Bank shall apply to transfers of assets by Bank from Borrower's checking account (the "DDA") listed on the Schedule set forth at the end of this Sweep Rider (the "Schedule") to the investment option selected by Bonower from time to time (the "Investment"), if any, currently either the Money Market Mutual Fund or the PNC Daily Interest Sweep. The initial Investment selection is listed on the Schedule. Borrower may change the selected Investment from time to time upon written notice to Bank. At the close of each Business Day, Bank will review the activity in the DDA and will make transfers as follows: Transfers from the DDA: (A) If the Fiual Available Balance is positive and there is an outstanding principal balance under the Line of Credit, Bank will debit the DDA and repay the outstanding principal balance under the Line of Credit as set fotth in Section 4 of this Sweep Rider. (B) If there is no outstanding principal balance under the Line of Credit (whether as a result of a payment in accordance with Section 4 of this Sweep Rider or otherwise), then: (i) if the selected Investment is the Money Market Mutual Fund and the Available Investment Amount is equal to or exceeds the Minimum Transfer Amount set fotth on the Schedule, Bank will debit the Available Investment Amount from the DDA and will transmit the Available Investment Amount to the Money Market Mutual Fund on the next Business Day. Any funds transferred to the Money Market Mutual Fund will not be returned to the DDA until needed in the DDA, and the minimum amount that will be returned from the Money Market Mutual Fund to the DDA is the Minimum Transfer Amount; and (ii) if the selected Investment is the PNC Daily Interest Sweep and the Available Investment Amount is equal to or exceeds the greater of $100,000 or the Minimum Transfer Amount set fotth on the Schedule, Bank will debit the Available Investment Amount from the DDA and will transmit the Available Investment Amount to the PNC Daily Interest Sweep on the same Business Day. All funds in the PNC Daily Interest Sweep will be returned to the DDA at the beginning of the next Business Day; and (iii) if no Investment is selected, then no additional transfer from the DDA will be made. Transfers to the DDA: (C) If the Final Available Balance is less than the Target Balance by at least the amount of the Minimum Transfer Amount, and the Investment is held in a Money Market Mutual Fund, Bank will direct a redemption and transfer from the Investment to the DDA, to the extent available, in an amount equal to the difference between the Target Balance and the Final Available Balance (the "Credit Amount"). (D) If the Final Available Balance is less than zero dollars ($0), after making all available transfers from the Investment, Bank will make an advance under the Line of Credit in an amount equal to the lesser of ( a) the amount necessary to bring the balance in the DDA to zero dollars ($0), and (b) - 2 - Form 24B-S - Multistate Rev. 6/22 123962282-3

the amount, if any, available under the Line of Credit. All advances under the Line of Credit shall be evidenced by the Note and shall be deposited into the DDA. Borrower acknowledges and agrees that Bank shall have a reasonable period of time to implement the sweep feahl!'e set fmth in this section and to implement any changes in the selected Invest.men! initiated by Borrower. 3. INTEREST. Effective as of the date hereof, Bank has agreed that loans made by Bank under the Line of Credit shall bear interest at a variable rate per annum equal to the sum of (A) Daily SOFR plus (B) an unadjusted spread of the Applicable SOFRMargin plus (C) a SOFR adjustment often (10) basis points (0.10%). "Applicable SOFR Margin" shall mean the percent per annum equal to the amount set forth under the applicable column opposite the Total Funded Debt to EBITDA ratio set forth below as shown on the last compliance certificate delivered to the Bank pursuant to the Loan Documents prior to such date: Level Total Funded Debt to EBITDA ratio Applicable SOFF Margin* I Less than 2.50 to 1.00 1.5% II Greater than or equal to 2.50 to 1.0( 2.0% and less than 3.00 to 1.00 III Greater than or equal to 3.00 to 1.0( 2.5% * The Applicable SOFR Margin will be adjusted by Bank on a quatterly basis as necessary on the first Business Day of each calendar month following submission to Bank of the Borrower's Financial Statements as required pursuant to the Loan Documents and the compliance certificate required in connection therewith; provided, however, if Borrower does not deliver either its Financial Statements or such compliance certificate by the date required pursuant to the Loan Documents, the Applicable SOFR Margin will automatically be adjusted on the first Business Day of the month following the due date for such Financial Statements to the highest Applicable SOFR Margin and will stay at such rate until the first Business Day following the month in which such Financial Statements are actually delivered. The Applicable SOFR Margin to be applied until receipt of the Borrower's next compliance cettificate shall be at Level III. All calculations of interest on the Line of Credit will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed. Bank shall have the right to make any technical, administrative or operational changes from time to time that Bank decides may be appropriate to reflect the adoption and implementation of SOFR or any other Benchmark ( as defined in the Benchmark Replacement Addendum attached to this Sweep Rider and incorporated herein by this reference) or to permit the use and administration thereof by Bank in a manner substantially consistent with market practice or in such other manner as Bank decides is reasonably necessary. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative or operational changes will become effective without any finther action or consent of Borrower. Bank shall provide notice to Borrower of any such amendment reasonably promptly after such amendment becomes effective. If the applicable interest rate under this Sweep Rider is based on a Benchmark and Bank detennines (which detennination shall be final and conclusive) that (A) such Benclnnark cannot be determined pursuant to its definition other than as a result of a Benclnnark Transition Event (as defined in the Benchmark Replacement Addendum), or . (B) any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable - 3 - Form 24B-S - Multistate Rev. 6/22 123962282-3

agency charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for Bank to make or maintain or fund loans based on that Benchmark, then Bank shall give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that the circumstances giving rise to such determination no longer exist, (a) the availability of any loans bearing interest based on that Benchmark shall be suspended, and (b) the interest rate for all amounts outstanding under the Line of Credit shall be equal to the Alternate Rate.

The Benchmark Replacement Addendum provides a mechanism for determining an alternative rate of interest in the event that a Benchmark Transition Event (as defined in the Benchmark Replacement Addendum) has occurred. Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Benchmark. To the extent that any term or provision of the Benchmark Replacement Addendum is or may be inconsistent with any term or provision in the remainder of this Sweep Rider or any other Loan Document, the terms and provisions of the Benchmark Replacement Addendum shall control.

For purposes of this Sweep Rider,

"**Alternate Rate**" means the rate per annum equal to the Base Rate.

"**Base Rate**" means the higher of (i) the Prime Rate and (ii) the sum of the Overnight Bank Funding Rate plus fifty (50) basis points (0.50%); provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any advance bearing interest at a rate based on the Base Rate will change automatically without notice to Borrower, effective on the date of any such change.

"**Daily 1M SOFR**" means, for any day, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for such day for a one-month period, as published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage; provided that if Daily 1M SOFR, determined as provided above, would be less than the Floor, then Daily 1M SOFR shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.

"**Daily Simple SOFR**" means, for any day (a "**SOFR Rate Day**"), the interest rate per annum determined by Bank by dividing (the resulting quotient rounded upwards, at Bank's discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the "**SOFR Determination Date**") that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of "SOFR"; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to Borrower, effective on the date of any such change.

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"Daily SOFR" means Daily IM SOFR. "Floor" means a rate of interest per annum equal to zero. "NYFRB" means the Federal Reserve Bank of New York. "Overnight Bank Funding Rate" means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set fmth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB ( or by such other recognized electronic source (such as Bloomberg) selected by Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day: provided, fmther, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate dete1mined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to Borrower. "Prime Rate" means the rate publicly announced by Bank from time to time as its prime rate. The Prime Rate is determined from time to time by Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by Bank to any particular class or categoty of customers. "SOFR" means a rate equal to the secured overnight financing rate as administered by the NYFRB ( or a successor administrator of the secured overnight financing rate). "SOFR Reserve Percentage" means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System ( or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding. "Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) ( or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion). "Term SOFR Reference Rate" means the forward-looking term rate based on SOFR. 4. PAYMENTS. Interest will be due and payable on or about the first day of each month and will be charged to the DDA. All fees and expenses due to Battle will be charged to the DDA. If there are insufficient funds in the DDA to pay interest and/or the fees and expenses due, Bank shall, on behalf of Borrower, make an advance under the Line of Credit to the extent Borrower has availability thereunder. Otherwise, any unpaid interest and fees and expenses will be immediately due and payable by Bmrnwer. At the end of any Business Day, any Final Available Balance in the DOA shall be automatically applied to the repayment of the outstanding principal balance under the Line of Credit. 5. EVENT OF DEFAULT. Pursuant to the terms of the Loan Documents, Bank will not be obligated to make any advance under the Line of Credit if any Event of Default ( as defined in the Loan Documents) or event which, with the passage of time, provision of notice or both, would constitute an Event of Default shall have occurred and be continuing. - 5 - Form 24B-S - Multistate Rev. 6/22 123962282-3

6. STATEMENTS; SECURITY INTEREST. All transfers between the DDA and the Investment will be shown on the monthly statement for the DDA. Investment balances will be shown on a separate monthly statement. Dividends paid by the Money Market Mutual Fund will be credited to the DDA account. Interest earned on the PNC Daily Interest Sweep will be credited to the DDA on the following Business Day. Bank shall have, with respect to Borrower's obligations to Bank and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges and grants a security interest to Bank in all of Borrower's right, title and interest in and to, all of Borrower's deposits, moneys, securities and other investment property now or hereafter in the possession of or on deposit with, or in transit to, the Investment, Bank or any direct or indirect subsidiary of The PNC Financial Services Group, Inc. Upon written direction from Bank, and without further consent from Borrower, the custodian for the Investment is authorized to comply with all entitlement orders, instructions and directions of any kind originated by Bank concerning the Investment.

7. INVESTMENTS; LIMITATION OF LIABILITY. Bank has forwarded to Borrower all required investment disclosures for the Investment, including the prospectus for the Money Market Mutual Fund, if applicable, and Borrower has selected such Investment. Borrower acknowledges receipt of the prospectus and other disclosures for the Money Market Mutual Fund, if applicable, and further acknowledges that Bank has not provided any advice or recommendations of any kind with respect to the selection of the Money Market Mutual Fund. Borrower acknowledges that the provision of the services outlined in this Sweep Rider does not create a fiduciary relationship between Borrower and Bank. Borrower represents to Bank that it has all necessary authority to invest in the Investment selected. All Investment selections are made at Borrower's own risk and are without recourse to Bank. The Investment involves investment risk, including possible loss of principal amount invested and the other risks described in the Disclosure included in this Sweep Rider. Bank and its affiliates may provide investment advisory and other services to or for the Money Market Mutual Fund and, if such services are provided, shall be compensated for such services. Bank may vote any proxy received with respect to the Money Market Mutual Fund, in its sole discretion, including voting to change fees paid by the Money Market Mutual Fund to Bank or its affiliates. Bank may revise the Investment options available from time to time upon notice to Borrower.

In performing services hereunder, Bank will be governed by a standard of ordinary care. Bank shall not be liable for any actions of the transfer agent, custodian or distributor of the Money Market Mutual Fund or any other third party. In any event, Bank shall not be liable for any indirect, consequential, incidental, punitive, exemplary or special losses, damages or expenses (including counsel fees) which Borrower may incur or suffer, whether or not the possibility or likelihood of such damage was known or contemplated by Bank. In no event will Bank be liable for its inability to perform its obligations hereunder if such inability arises out of causes beyond its reasonable control.

8. TERMINATION. This Sweep Rider may be terminated by either party upon written notice to the other. Notwithstanding the prior sentence, this Sweep Rider may be immediately terminated by Bank *without notice* upon (i) the filing by or against Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and in the case of any such proceeding instituted against Borrower, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof, provided that Bank shall not be obligated to advance additional funds during such period); or (ii) any assignment by Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Borrower held by or deposited with Bank.

If this Sweep Rider is terminated, Bank shall in its discretion (i) direct the redemption of all Money Market Mutual Fund balances and (ii) transfer all funds in the Investment to the DDA to cover any negative balance in the DDA and to repay amounts owed under the Line of Credit, in such order as Bank may determine. **Following such transfer from the Investment, the transfer instructions set forth in Section 2 of this Sweep Rider and all other provisions stated herein shall no longer apply, and the terms of the Loan Documents (without giving effect to this Sweep Rider) shall thereafter govern the Line of Credit.**

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9. FEES. Bank's monthly fee for its services relating to this Sweep Rider is set forth on the Schedule. Such fee may be modified by Bank from time to time upon written notice to Borrower. Bank may be separately and additionally compensated or may derive profit in connection with the Investment. 10. MISCELLANEOUS. No modification, amendment or waiver of, or consent to any departure by Borrower from, any provision of this Sweep Rider will be effective unless made in a writing signed by Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, Bank may modify this Sweep Rider for the purposes of completing missing content or conecting erroneous content, without the need for a written amendment, provided that Bank shall send a copy of any such modification to B01rnwer (which notice may be given by electronic mail). No delay or omission on Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Bank's action or inaction impair any such right or power. If any provision contained in this Sweep Rider should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions. This Sweep Rider may be signed in any number of counterpatt copies and by the patties hereto on separate counterpatts, but all such copies shall constitute one and the same instrument. 11. NOTICES; ELECTRONIC SIGNATURES AND RECORDS. All notices, disclosures, statements, demands, requests, consents, approvals and other communications required or petmitted hereunder ("Notices") must be in writing (except as otherwise provided in this Sweep Rider or in the other Loan Documents). Notices may be given in any manner to which the patties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time or tlu·ough an automated platfonn that Bank provides to Borrower. Notices will be effective upon receipt. For purposes hereof, "receipt" means: (i) for notices sent by U.S. mail, the third business day after the date such notice was sent; (ii) for notices delivered by hand or sent by overnight courier service, the date delivered; (iii) for notices sent by facsimile or electronic communication, the date when sent; and (iv) for notices sent by any other method, the date received. Bonower agrees that this Sweep Rider, the other Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a "Communication") may, at Bank's option, be in the form of an electronic record. Any Communication may, at Bank's option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this section may include, without limitation, use or acceptance by Bank of a manually signed paper Communication which has been converted into electronic fonn (such as scanned into PDF format) for transmission, delivery and/or retention. 12. ENTIRE AGREEMENT. This Sweep Rider and the Loan Documents and all of the documents and instruments referenced therein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the patties with respect to the subject matter hereof. 13. SUCCESSORS AND ASSIGNS. This Sweep Rider will be binding upon and inure to the benefit of Borrower and Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that Borrower may not assign this Sweep Rider in whole or in part without Bank's prior written consent; and Bartle may, at any time, assign any of its rights and obligations under this Sweep Rider in whole or in patt. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] - 7 - Form 24B-S - Multistate Rev. 6/22 123962282-3

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

BANK:
PNC BANK, NATIONAL ASSOCIATION

By: ______________________ (SEAL)
John M. DiNapoli, Senior Vice President

BORROWER:
INNOVATIVE SOLUTIONS AND SUPPORT, INC.

By: ______________________ (SEAL)
Relland M Winand, CFO

INNOVATIVE SOLUTIONS AND SUPPORT, LLC

By: ______________________ (SEAL)
Relland M Winand, CFO

Disclosure:

FDIC regulations require banks to make certain disclosures to their customers (referred to herein as "Borrower" or "you") who use sweep services to move funds from a deposit account to another deposit account or to a non-deposit investment vehicle. The purpose of this communication is to inform you whether your funds subject to sweep arrangements are deposits covered by FDIC deposit insurance or, if not, what the status of your funds would be if the Bank failed.

You use the Bank's Line of Credit Sweep service, which sweeps funds from your Bank demand deposit account to pay down your loan with the Bank. In the event of the failure of the Bank, the FDIC would treat the sweep transaction for that day as having been completed. If funds were swept from your demand deposit account to your loan account, the FDIC would recognize the credit to reduce the amount of your loan. If you use the Investment Sweep feature with your Line of Credit Sweep service, shown below are the disclosures for the investment sweep vehicle you are using, explaining whether or not your funds would be deposits covered by FDIC insurance.

If you use the PNC Daily Interest Sweep with your Line of Credit Sweep service:

You use the PNC Daily Interest Sweep Investment Sweep feature with your PNC Bank Line of Credit Sweep service, which sweeps funds from your Bank demand deposit account to a domestic deposit account with the Bank and is FDIC insured to the legal limit. The balance of the PNC Daily Interest Sweep shall be determined by adding amounts credited to the PNC Daily Investment Sweep, less the amounts deducted from the PNC Daily Investment Sweep during the applicable time period.

If you use a money market mutual fund with your Line of Credit Sweep service:

You use the PNC Bank Sweep Investment service with your PNC Bank Line of Credit Sweep service, which sweeps funds from your Bank demand deposit account to a money market mutual fund. Investors should carefully consider the investment objectives, risks and fees of the money market mutual fund carefully before investing. The applicable money market mutual fund prospectus should be read carefully before investing. Funds in a money market mutual fund are not deposits and are not guaranteed or insured by the FDIC, the U.S. Government or any bank, including Bank. With the Sweep Investment service to a money market mutual fund, funds swept from your demand deposit account on a given day are not transferred to the money market mutual fund until the next banking day. In the event of the failure of the Bank, the FDIC would treat the sweep transaction for that day as not having been completed. In that case, your funds would be treated as remaining in your demand deposit account and the funds would be covered by FDIC insurance to the maximum amount provided by law.

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Form 24B-S - Multistate Rev. 6/22

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Benchmark Replacement Addendum Notwithstanding anything to the contraty herein or in any other Loan Document, if Bank determines (which determination shall be final and conclusive) that a Benchmark Transition Event has occurred with respect to a Benchmark, Bank may amend this Sweep Rider to replace such Benchmark with a Benchmark Replacement ( as defined below); and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any futiher action or consent of Borrower. Until the Benchmark Replacement is effective, amounts bearing interest with reference to a Benchmark will continue to bear interest with reference to such Benchmark as long as such Benchmark is available, and otherwise such amounts automatically will bear interest at the Alternate Rate. For purposes of this Addendum, the following tenns have the meanings set fotih below: "Benchmark" means, at any time, any interest rate index then used in the determination of an interest rate nnder the terms of this Sweep Rider. Once a Benchmark Replacement becomes effective under this Sweep Rider, it is a Benchmark. "Benchmark Replacement" means, for any Benchmark, the sum of (a) an alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by Bank as the replacement for such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the official sector or any official sector-sponsored committee or working group, for U.S. dollar-denominated credit facilities at such time; provided that, if the Benchmark Replacement as detetmined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Sweep Rider and the other Loan Documents. "Benchmark Transition Event" means a public statement or publication by or on behalf of the administrator of a Benchmark, the regulatoty supervisor of such administrator, the Board of Governors of the Federal Reserve System, NYFRB, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that at the time of such statement or publication there is no successor administrator that will continue to provide such Benchmark or (b) such Benclnnark is or will no longer be representative. Rl (SOFR STD 2021 (notice)) Streamlined 123962282-3 Form 24B-S - Multistate Rev. 6/22